SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report For Event Occurring November 19, 2001

of

ALLIED HOLDINGS, INC.

a Georgia Corporation
IRS Employer Identification No. 58-0360550
SEC File Number 0-22276

160 CLAIREMONT AVENUE
SUITE 200
DECATUR, GEORGIA 30030
(404) 370-1100

ITEM 5. OTHER EVENTS

     On November 20, 2001, Allied Holdings, Inc. (the “Company”) issued the press release filed herewith as Exhibit 99.1 in connection with the sale of its United Kingdom joint ventures held by the Company’s subsidiary, Axis International, Inc., to AutoLogic Holdings plc.

     Pursuant to Amendment No. 2 to its Amended and Restated Revolving Credit Agreement filed herewith as Exhibit 99.2, the Company obtained (i) a consent to the sale of the United Kingdom joint ventures and (ii) certain other amendments to the revolving credit agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99.1	Press release dated November 20, 2001.

99.2	Amendment No. 2, dated as of October 31, 2001, to the Amended and Restated Revolving Credit Agreement, dated as of January 20, 2000, among Allied Holdings, Inc. and Fleet National Bank, individually and as Administrative Agent, and the other lending institutions named therein.

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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2001

ALLIED HOLDINGS, INC

By:	/s/ Daniel H. Popky
Name: Title:	Daniel H. Popky Senior Vice President and Chief Financial Officer

Exhibit Index

99.1	Press release dated November 20, 2001.

99.2	Amendment No. 2, dated as of October 31, 2001, to the Amended and Restated Revolving Credit Agreement, dated as of January 20, 2000, among Allied Holdings, Inc. and Fleet National Bank, individually and as Administrative Agent, and the other lending institutions named therein.

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